EXHIBIT 99.1
                                                                   ------------

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     [GRAPHIC OMITTED]
[LOGO - MOVADO GROUP INC.]

CONTACT:     Investor Relations
             Suzanne Rosenberg
             Vice President, Corporate Communications
             201-267-8000

             Financial Dynamics
             Leigh Parrish/Melissa Merrill
             212-850-5600

FOR IMMEDIATE RELEASE
===============================================================================

            MOVADO GROUP, INC. POSTS RECORD NET SALES AND NET INCOME
                                 IN FISCAL 2007

                ~ FY07 REPORTED OPERATING INCOME INCREASES 9% ~
                ~ FY07 ADJUSTED OPERATING INCOME INCREASES 18% ~

        PARAMUS, NJ - MARCH 29, 2007 - MOVADO GROUP, INC. (NYSE: MOV), today announced results for the fourth quarter and fiscal year ended January 31, 2007.

FOURTH QUARTER FISCAL 2007
--------------------------

o Net sales were $142.3 million compared to $126.1 million last year. Net sales for the quarter included $4.4 million of excess discontinued product.

o Comparable store sales at the Company's Movado boutiques decreased 1.8% versus a 14.4% increase in the year-ago period.

o Gross profit was $86.9 million, or 61.1% of sales, compared to $77.3 million, or 61.3% of sales last year. Excluding excess discontinued product sales, adjusted gross profit was $86.9 million, or 63.1% of sales, an improvement of 180 basis points over the year-ago period.

o Operating profit was $15.0 million compared to $14.6 million in the fourth quarter of fiscal 2006. Adjusting for an unusual item recorded in fiscal 2006, operating profit in fiscal 2007 increased 8.7% from $13.8 million in fiscal 2006. (SEE ATTACHED TABLE FOR A RECONCILIATION OF GAAP TO NON-GAAP MEASURES.)

o   Other  income  of  $1.0   million   includes  the  benefit  from  sales  of
    non-financial assets. No other income was recorded in the year-ago period.

o Net interest income was $0.1 million versus net interest expense of $1.2 million last year:

    o Interest expense for the quarter was $0.9 million compared to $1.5 million in the year-ago period.

    o Interest income for the quarter was $1.0 million compared to $0.3 million last year.

o Income tax expense of $1.8 million reflects an effective tax rate of 11.4% in the fourth quarter compared to income tax expense of $10.4 million, or a 77.9% tax rate, recorded last year. The favorable tax rate benefited fourth quarter diluted earnings per share by $0.08 and reflects the continued utilization of a Swiss net operating loss carryforward (NOL) acquired with the Ebel brand in fiscal 2005. Year-ago income tax expense included a $7.5 million charge related to $148.5 million of foreign earnings repatriated under the American Jobs Creation Act.

o On a reported basis, net income and earnings per diluted share were $14.0 million and $0.52, respectively, versus net income of $3.0 million and earnings per diluted share of $0.11 in the year-ago period.

o Adjusting for unusual items recorded in fiscal 2007 and fiscal 2006, fourth quarter net income increased 15.2% to $11.4 million in fiscal 2007 from $9.9 million in fiscal 2006, and adjusted earnings per diluted share increased 10.5% to $0.42 in fiscal 2007 from $0.38 in fiscal 2006. (SEE ATTACHED TABLE FOR A RECONCILIATION OF GAAP TO NON-GAAP MEASURES.)


FISCAL 2007 RESULTS
-------------------

o Net sales increased 13.2% to $532.9 million versus $470.9 million last year. Net sales for the year included $16.6 million of excess discontinued product.

o Comparable store sales increased 2.3% at the Company's Movado boutiques versus an 8.5% increase last year.

o Gross profit was $322.9 million, or 60.6% of sales, compared to $286.3 million, or 60.8% of sales last year. Excluding excess discontinued product sales, adjusted gross profit was $322.9 million, or 62.5% of sales, an improvement of 170 basis points over the year-ago period.

o Operating profit increased 8.9% to $52.3 million compared to $48.0 million in fiscal 2006. Adjusting for unusual items recorded in fiscal 2007 and fiscal 2006, operating profit in fiscal 2007 increased 18.0% to $56.1 million from $47.5 million in fiscal 2006. (SEE ATTACHED TABLE FOR A RECONCILIATION OF GAAP TO NON-GAAP MEASURES.)

o Other income was $1.3 million compared to $1.0 million last year and included the previously mentioned benefit from sales of non-financial assets. Other income of $1.0 million recorded in fiscal 2006 included two unusual items recorded in the third quarter of fiscal 2006: a gain of $2.6 million generated from the sale of a building acquired with Ebel, which more than offset a loss of $1.6 million associated with the accounting for foreign currency hedge derivatives.

o Net interest expense was $0.5 million versus net interest expense of $4.1 million last year:

    o Interest expense for fiscal 2007 was $3.8 million compared to $4.6 million in the year-ago period.

    o Interest income for fiscal 2007 was $3.3 million compared to $0.5 million last year.

o Income tax expense of $2.9 million reflects an effective tax rate of 5.4% compared to income tax expense of $18.3 million, or a 40.8% tax rate, recorded last year. The favorable tax rate reflects the further utilization of the Swiss NOL acquired with the Ebel brand in fiscal 2005. Year-ago income tax expense includes the previously mentioned impact associated with the repatriation of foreign earnings under the American Jobs Creation Act.

o On a reported basis, net income and earnings per diluted share were $50.1 million and $1.87, respectively, versus net income of $26.6 million and earnings per diluted share of $1.02 reported in fiscal 2006.

o Fiscal 2007 adjusted net income increased 26.1% to $41.2 million from $32.7 million in fiscal 2006, and adjusted earnings per diluted share increased 23.2% to $1.54 in fiscal 2007 from $1.25 in fiscal 2006. (SEE ATTACHED TABLE FOR A RECONCILIATION OF GAAP TO NON-GAAP MEASURES.)

        Efraim Grinberg, President and Chief Executive Officer, stated, "Movado Group's continued success in fiscal 2007 demonstrates the distinctive positioning of our brands, the clarity of our strategy and the power of our business model. These outstanding results were achieved as we continued to support our existing brand portfolio and launch new business initiatives. Our Movado boutiques, while still a relatively small part of our overall business, experienced a challenging year and we are refocusing our product development and streamlining our costs in this important brand-building initiative."

        Rick Cote, Executive Vice President and Chief Operating Officer, stated, "Our strong results reflect a demonstrated company-wide commitment to disciplined operational execution. Appropriate investments made in our brands and businesses continue to pay off in the form of brand image, margin expansion, and earnings growth. This is a strategy that we will continue to employ in fiscal 2008, as we optimize our current brand portfolio, growing both domestically and abroad."

        "Continued improvement of our financial returns - namely expanding operating margin from the historic 10% level to the mid-teens - remains a top priority for our company and a key multi-year initiative," Mr. Cote stated. "In addition to gross margin expansion and increased scale, the implementation of a new enterprise resource planning system will be a key enabler toward enhancing our overall cost structure, improving our operating margin performance, and enhancing our customers' experience. We are bringing our organization to a whole new level of sophistication by reengineering our business processes and by harnessing technology to make a significant and sustainable impact on our global operations."

        Mr. Grinberg concluded, "Fiscal 2008 marks the 60th anniversary of the iconic Movado Museum dial - 60 years of modern design. Throughout the year we will celebrate Movado brand's history and incorporate its rich heritage in our products, our marketing, our boutiques and through special events. Supporting the arts and revolutionizing design, Movado will continue to strengthen its position as the market leader in the accessible luxury category in North America. New initiatives are in place across all of our brands and we look forward to the exciting products we plan to introduce at the Basel Watch Fair, including the debut of our new LACOSTE watch collection."

        On a GAAP basis, Movado Group projects fiscal 2008 diluted earnings per share of approximately $1.72 based on an approximate 25% tax rate, versus fiscal 2007 GAAP diluted earnings per share of $1.87 reported on a 5.4% tax rate. The Company's fiscal 2008 EPS projection represents a 12% increase from fiscal 2007 adjusted EPS of $1.54, and is based on a projected 2.5% increase in diluted shares. Fiscal 2008 net sales are projected to range between $550 million and $560 million.

        The Company's management will host a conference call today, March 29, 2007 at 10:00 a.m. Eastern Time to discuss its fourth quarter and year-end financial results. A live broadcast of the call will be available on the Company's website: www.movadogroup.com. This call will be archived online within one hour of the completion of the conference call.

                                    - more -

Movado Group, Inc. designs, manufactures, and distributes Movado, Ebel, Concord, ESQ, Coach, Tommy Hilfiger, HUGO BOSS, Juicy Couture and LACOSTE watches worldwide, and operates Movado boutiques and company stores in the United States.

IN THIS RELEASE, THE COMPANY PRESENTS CERTAIN ADJUSTED FINANCIAL MEASURES THAT ARE NOT CALCULATED ACCORDING TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES ("GAAP"). THESE NON-GAAP FINANCIAL MEASURES ARE DESIGNED TO COMPLEMENT THE GAAP FINANCIAL INFORMATION PRESENTED IN THIS RELEASE BECAUSE MANAGEMENT BELIEVES THEY PRESENT INFORMATION REGARDING THE COMPANY THAT MANAGEMENT BELIEVES IS USEFUL TO INVESTORS. THE NON-GAAP FINANCIAL MEASURES PRESENTED SHOULD NOT BE CONSIDERED IN ISOLATION FROM OR AS A SUBSTITUTE FOR THE COMPARABLE GAAP FINANCIAL MEASURE.

THE COMPANY IS PRESENTING NET SALES EXCLUDING EXCESS DISCONTINUED PRODUCT SALES (AND GROSS PROFIT EXCLUDING SUCH SALES) BECAUSE THE COMPANY BELIEVES THAT IT IS USEFUL TO INVESTORS TO ELIMINATE THE EFFECT OF THESE UNUSUAL SALES IN ORDER TO IMPROVE THE COMPARABILITY OF THE COMPANY'S RESULTS FOR THE PERIODS PRESENTED.

THE COMPANY PRESENTS ADJUSTED OPERATING PROFIT, WHICH IS OPERATING PROFIT EXCLUDING A NON-CASH CHARGE TO ACCOUNTS RECEIVABLE RESERVE DUE TO A CHANGE IN ESTIMATE; A ONE-TIME BENEFIT RECORDED FOR AN OUT-OF-PERIOD ADJUSTMENT RELATED TO FOREIGN CURRENCY; AND, THE REVERSAL OF A PREVIOUSLY RECORDED LIABILITY. THE COMPANY EXCLUDES THE CHARGE TO ACCOUNTS RECEIVABLE RESERVE BECAUSE IT IS A NON-CASH, NON-RECURRING CHARGE. THE COMPANY EXCLUDES THE OUT-OF-PERIOD
ADJUSTMENT RELATED TO FOREIGN CURRENCY BECAUSE IT DOES NOT RELATE TO THE PERIODS BEING PRESENTED. THE COMPANY EXCLUDES THE REVERSAL OF A PREVIOUSLY RECORDED LIABILITY BECAUSE IT IS AN UNUSUAL ITEM. MANAGEMENT BELIEVES THAT PRESENTING ADJUSTED OPERATING PROFIT IS USEFUL TO INVESTORS BECAUSE THE EXCLUSION OF NON-RECURRING, NON-CASH CHARGES AND OUT-OF-PERIOD ADJUSTMENTS ENHANCES THE COMPARABILITY OF FISCAL 2007 OPERATING RESULTS WITH FISCAL 2006 OPERATING RESULTS AND GIVES A BETTER INDICATION OF THE GROWTH IN THE COMPANY'S OPERATING PERFORMANCE THAT OCCURRED BETWEEN THE PERIODS COMPARED.

ADJUSTED NET INCOME IS CALCULATED BY EXCLUDING CERTAIN NON-OPERATIONAL AND UNUSUAL ITEMS FROM NET INCOME, SUCH AS A NON-CASH CHARGE TO ACCOUNTS RECEIVABLE RESERVE DUE TO A CHANGE IN ESTIMATE; A ONE-TIME BENEFIT RECORDED FOR AN OUT-OF-PERIOD ADJUSTMENT RELATED TO FOREIGN CURRENCY; A NON-RECURRING GAIN ON THE SALE OF ASSETS; A LOSS ON DISCONTINUED CURRENCY HEDGE DERIVATIVES; THE UTILIZATION OF AN ACQUIRED EBEL TAX NET OPERATING LOSS CARRYFORWARD; AND, THE TAX EXPENSE ASSOCIATED WITH THE REPATRIATED FOREIGN EARNINGS UNDER THE AMERICAN JOBS CREATION ACT OF 2004. MANAGEMENT BELIEVES THAT PRESENTING ADJUSTED NET INCOME (AND ADJUSTED NET INCOME PER SHARE) IS USEFUL TO INVESTORS BECAUSE THE EXCLUSION OF NON-OPERATIONAL AND UNUSUAL ITEMS PROVIDES INVESTORS WITH ADDITIONAL INFORMATION REGARDING THE COMPANY'S OPERATING RESULTS AND PERFORMANCE BECAUSE CHANGES IN THE COMPANY'S OPERATIONS MAY BE MASKED BY THOSE UNUSUAL ITEMS. PRESENTATION OF ADJUSTED NET INCOME PROVIDES INVESTORS WITH ANOTHER MEASURE WITH WHICH TO COMPARE THE COMPANY'S FISCAL 2007 OPERATING RESULTS AND ITS FISCAL 2006 OPERATING RESULTS.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY HAS TRIED, WHENEVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS USING WORDS SUCH AS "EXPECTS," "ANTICIPATES," "BELIEVES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "SEEKS," "ESTIMATES," "MAY," "WILL," "SHOULD" AND SIMILAR EXPRESSIONS. SIMILARLY, STATEMENTS IN THIS PRESS RELEASE THAT DESCRIBE THE COMPANY'S BUSINESS STRATEGY, OUTLOOK, OBJECTIVES, PLANS, INTENTIONS OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. ACCORDINGLY, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS AND LEVELS OF FUTURE DIVIDENDS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE STATEMENTS. THESE RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY'S ABILITY TO SUCCESSFULLY INTRODUCE AND SELL NEW PRODUCTS, THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF NEWLY ACQUIRED AND/OR LICENSED BRANDS WITHOUT DISRUPTION TO ITS OTHER BUSINESS ACTIVITIES, CHANGES IN CONSUMER DEMAND FOR THE COMPANY'S PRODUCTS, RISKS RELATING TO THE FASHION AND RETAIL INDUSTRY, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY, COMMODITY PRICE AND EXCHANGE RATE
FLUCTUATIONS, CHANGES IN LOCAL OR GLOBAL ECONOMIC CONDITIONS, AND THE OTHER FACTORS DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO IT. BE ADVISED THAT DEVELOPMENTS SUBSEQUENT TO THIS PRESS RELEASE ARE LIKELY TO CAUSE THESE STATEMENTS TO BECOME OUTDATED WITH THE PASSAGE OF TIME.

                               (Tables to follow)

                               MOVADO GROUP, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                             THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                                 JANUARY 31,                           JANUARY 31,
                                                        ----------------------------          ----------------------------
                                                          2007                2006               2007               2006
                                                        ---------          ---------          ---------          ---------
Net sales                                               $ 142,261          $ 126,123          $ 532,865          $ 470,941

Cost of sales                                              55,322             48,798            209,922            184,621
                                                        ---------          ---------          ---------          ---------

Gross profit                                               86,939             77,325            322,943            286,320

Selling, general and administrative expenses               71,907             62,721            270,624            238,283
                                                        ---------          ---------          ---------          ---------

Operating profit                                           15,032             14,604             52,319             48,037

Other income, net                                             973                 --              1,347              1,008
Interest expense                                             (936)            (1,486)            (3,785)            (4,574)
Interest income                                             1,020                277              3,280                465
                                                        ---------          ---------          ---------          ---------

Income before income taxes                                 16,089             13,395             53,161             44,936

Income tax                                                  1,841             10,434              2,890             18,319
Minority interest                                             199                 --                133                 --
                                                        ---------          ---------          ---------          ---------

Net income                                                 14,049          $   2,961          $  50,138          $  26,617
                                                        =========          =========          =========          =========

Net income per diluted share                            $    0.52          $    0.11          $    1.87          $    1.02
Shares used in per share computation                       27,012             26,263             26,794             26,180

                               MOVADO GROUP, INC.
                             RECONCILIATION TABLES
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                            THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                                JANUARY 31,                            JANUARY 31,
                                                        ---------------------------           ---------------------------
                                                          2007               2006               2007              2006
                                                        --------           --------           --------           --------
Operating Profit (GAAP)                                 $ 15,032           $ 14,604           $ 52,319           $ 48,037
A/R Reserve Adjustment (1)                                    --                 --              6,000                 --
Out-of-Period FX Adjustment (2)                               --                 --             (2,211)                --
Previously Recorded Liability Adjustment (3)                  --               (771)                --               (507)
                                                        --------           --------           --------           --------
Adjusted Operating Profit (Non-GAAP)                    $ 15,032           $ 13,833           $ 56,108           $ 47,530
                                                        ========           ========           ========           ========


                                                            THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                                JANUARY 31,                            JANUARY 31,
                                                        ---------------------------           ---------------------------
                                                          2007               2006               2007              2006
                                                        --------           --------           --------           --------
Net Income (GAAP)                                       $ 14,049           $  2,961           $ 50,138           $ 26,617
A/R Reserve Adjustment (1)                                    --                 --              3,706                 --
Out-of-Period FX Adjustment (2)                               --                 --             (1,729)                --
Previously Recorded Liability Adjustment (3)                  --               (603)                --               (396)
Gain on Sale of Assets (4) (5)                              (524)                --               (524)            (2,057)
Currency Loss (6)                                             --                 --                 --              1,002
NOL Utilization (7)                                       (2,158)                --            (10,385)                --
Repatriation Taxes (8)                                        --              7,506                 --              7,506
                                                        --------           --------           --------           --------
Adjusted Net Income (Non-GAAP)                          $ 11,367           $  9,864           $ 41,206           $ 32,672
                                                        ========           ========           ========           ========

Number of shares outstanding                              27,012             26,263             26,794             26,180
Adjusted Net Income per share (Non-GAAP)                $   0.42           $   0.38           $   1.54           $   1.25

(1) Non-cash charge to accounts receivable reserve due to a change in estimate.
(2) One-time benefit recorded for an out-of-period adjustment related to foreign currency.
(3)  One-time benefit recorded for reversal of a previously recorded liability.
(4)  Fiscal 2007 gain on sale of artwork.
(5)  Fiscal 2006 gain on sale of building acquired with Ebel.
(6)  Loss on discontinued foreign currency hedge derivatives.
(7)  Utilization of acquired Ebel tax net operating loss carryforwards.
(8) Tax expense associated with the repatriated foreign earnings under the American Jobs Creation Act of 2004.

                               MOVADO GROUP, INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                  (Unaudited)


                                                    JANUARY 31,     JANUARY 31,
                                                        2007            2006
                                                    -----------     -----------
ASSETS

       Cash and cash equivalents                      $133,011       $123,625
       Trade receivables, net                          111,417        109,852
       Inventories                                     193,342        198,582
       Other                                            35,109         26,319
                                                      --------       --------
           Total current assets                        472,879        458,378
                                                      --------       --------

       Property, plant and equipment, net               56,823         52,168
       Other assets                                     47,916         39,373
                                                      --------       --------
                                                      $577,618       $549,919
                                                      ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY

       Current portion of long-term debt              $  5,000       $  5,000
       Accounts payable                                 32,901         33,120
       Accrued liabilities                              45,610         45,501
       Deferred and current taxes payable                5,946          8,227
                                                      --------       --------
           Total current liabilities                    89,457         91,848
                                                      --------       --------

       Long-term debt                                   75,196        104,955
       Deferred and non-current income taxes            11,054         11,947
       Other liabilities                                23,087         19,491
       Minority interest                                   443             --
       Shareholders' equity                            378,381        321,678
                                                      --------       --------
                                                      $577,618       $549,919
                                                      ========       ========